Exhibit 99.1

ClearSign Technologies Corporation Provides Second Quarter 2021 Update

SEATTLE, September 8, 2021 -- ClearSign Technologies Corporation (Nasdaq: CLIR) ("ClearSign" or the "Company"), an emerging leader in industrial combustion and sensing technologies that improve energy, operational efficiency and safety while dramatically reducing emissions, today provides an update on operations for the second quarter ended on June 30, 2021.

“This last quarter has been a mix of great progress and encouragement as we move multiple product lines through the technical stages of commercialization and customer engagement,” Jim Deller, Ph.D., Chief Executive Officer of ClearSign. “Admittedly, the past days have not been without some frustration. What continues to bring me confidence are the developments in the strategic alliances we have made and the technical and commercial maturing of both our major product lines, both of which feed the strengthening of our proposal pipeline,” concluded Dr. Deller.

Recent strategic and operational highlights during and subsequent to the second quarter of 2021 include:

Advanced process burner performance capabilities to meet or exceed normal refinery requirements: On fuel gas blends ranging from natural gas to blends with 80% hydrogen content, including in extremely tight multi burner settings, the Company’s burners operate over a turn-down range from 100% of design firing rate down to 20%. The burners can light off on any fuel in that range, including from a cold start when the furnace is full of fresh air. Depending on heater conditions, ClearSign can make NOx guarantees typically between 5ppm and 9ppm.

Performed witness test and shipped process burner to Super Major’s refinery in Europe: The burner has been installed and awaits startup which is expected early in the fourth quarter this year. This project will be the first Super Major process burner installation, and the first in Europe.

Received, commissioned and held customer demonstrations with a newly fabricated 125hp ClearSign Core fire tube boiler burner: Burner demonstrates sub 2.5ppm NOx. This was the first product demonstration as part of the agreement with California Boiler for the sale and installation of "ClearSign Core™" enabled ultra-low NOx boiler burners into the U.S. market. The boiler has been deployed in recent days for use at a customer site.

500hp burner designed and delivered to California: Burner is being commissioned and readied for customer demonstrations.

Joined the Russell Microcap® Index: The Company was added to the index at the conclusion of the 2021 Russell indexes annual reconstitution which became effective after the US market opened on June 28th.

Completed the Performance Testing and Application for Firetube Boiler Burner Certification in China and subsequently received certification: With this certification, the Company can produce, market and sell its 125hp fire tube boiler burners throughout China.

Cash, cash equivalents and short term investments were approximately $10,600,000 on June 30, 2021.

There were 31,479,454 shares of our common stock issued and outstanding as of June 30, 2021.

The Company will be hosting a call at 5:00 PM ET today. Investors interested in participating on the live call can dial 1-866-372-4653 within the U.S. or 1-412-902-4217 from abroad. Investors can also access the call online through a listen-only webcast at https://www.webcaster4.com/Webcast/Page/987/42573 or on the investor relations section of the Company's website at http://ir.clearsign.com/overview.

The webcast will be archived on the Company's investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 1-877-344-7529 within the U.S. or 1-412-317-0088 from abroad. Conference ID 10159749. The telephonic playback will be available for 7 days after the conference call.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations on the Company’s strategy, plans, intentions, performance, or future occurrences or results, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and adopted and other factors identified in our Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at www.sec.gov and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and, except as may be required by law, undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com